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                                                                     EXHIBIT 10L
[THE DEXTER CORPORATION LETTERHEAD]



                            CONFIDENTIAL
MEMORANDUM                               28 July 1994

TO:              Bob McGill

FROM:            Grahame Walker          CC:     Kevin Lake

RE:              EARLY RETIREMENT

Further to our recent discussions, the terms of your mutually agreed early retirement are summarized as follows:

1) You will retire from your current duties effective 12/31/94. For the balance of 1994, you will continue to perform such duties as required including the provision of advice and counsel for those areas for which you have hitherto been responsible.

2) You shall continue to receive the equivalent of your present salary through 12/31/95, with no EIC payments for 1995. You may choose to receive up to 50% of 1995 salary as a lump sum, payable 12/31/94, with the remaining 50% paid in 16 equal monthly installments commencing January 1995.

3) ESPRIT and Equalization Plan contributions would be applied to all earnings during calendar year 1994 including the lump sum.

4) You shall retain full use of your company car through 12/31/95, with option to purchase at that time or earlier.

5) All current stock options will become fully vested and exercisable on 01/02/95. No further stock options nor restricted stock will be granted. We will request the C & O Committee to extend the exercise period for all of your options to 12/31/97.

6) We will request the C & O Committee to accept your early retirement and to approve that your length of service be regarded as 20 years for purposes of determining post retirement benefits.

7) We will request Coopers & Lybrand to estimate the level of all your work related retirement benefits and use these to determine entitlement to a S.R.P. benefit, commencing January, 1995.

These early retirement terms are predicated on three conditions: 1) you agree to continue to be bound by existing secrecy agreements, 2) you agree that you will not work for, or consult to, any company which competes with Dexter for the period of this agreement, and 3) you sign and be bound by the attached general release, given that the company will continue its Directors and Officers indemnity on your behalf.

If this summary accurately reflects your understanding, please accept these terms by signing and returning a copy of this letter and the general release.


/s/ Robert E. McGill, III
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Signature

July 29, 1994
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Date